As filed with the Securities and Exchange Commission on April 3, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-1821392
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Robert W. Clarke, Ph.D.

Chief Executive Officer and President

Pulmatrix, Inc.

99 Hayden Avenue, Suite 390

Lexington, MA 02421

(781) 357-2333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq. Jayun Koo, Esq. Haynes and Boone, LLP 30 Rockefeller Plaza, 26th Floor New York, New York 10112 (212) 659-7300	Robert Charron Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-230395

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(3)	Amount of Registration Fee
Units, each Unit consisting of one share of Common Stock, par value $0.0001 per share and one common warrant to purchase one share of Common Stock (2)(4)	$2,760,000	$334.51
(i) Common Stock included in the Units (5)	—	—
(ii) Common warrants included in the Units (5)	—	—
Pre-funded Units, each Pre-funded Unit consisting of one Pre-funded Warrant to purchase one share of Common Stock and one common warrant to purchase one share of Common Stock (2)(4)	$2,400,000	$290.88
(i) Pre-funded Warrants included in the Pre-funded Units (5)	—	—
(ii) Common warrants included in the Pre-funded Units (5)	—	—
Shares of Common Stock issuable upon exercise of the Pre-funded Warrants included in the Pre-funded Units (4)	—	—
Shares of Common Stock issuable upon exercise of the common warrants included in the Units and the Pre-funded Units (4)	$2,760,000	$334.51
Underwriter’s warrants to purchase common stock and common stock underlying the underwriter warrants (6)	$224,250	$27.18
Common Stock issuable upon exercise of Underwriter warrants (6)(7)	$—	$—
Total	$8,144,250	$987.08

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pulmatrix, Inc. (the “Company”) previously registered securities with a proposed maximum aggregate offering price of $40,721,250 on a Registration Statement on Form S-1 (File No. 333-230395), as amended (the “Related Registration Statement”), and paid a registration fee of $4,935.42. In accordance with Rule 462(b) under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of no more than 20% of the maximum aggregate offering price of the remaining securities eligible to be sold under the Related Registration Statement is hereby registered.

(2)	Includes the aggregate offering price of additional shares of common stock and/or common warrants to purchase common stock that the underwriter has the option to purchase, if any.
(3)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(4)

The proposed maximum aggregate offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering (plus the aggregate exercise price of the shares of common stock issuable upon exercise of the pre-funded warrants included in the pre-funded units). Accordingly, the proposed maximum aggregate offering price of the units and pre-funded units (including the common stock issuable upon exercise of the pre-funded warrants included in the pre-funded units), if any, is $2,400,000, or $2,760,000 if the underwriter’s option to purchase additional shares of common stock and/or common warrants to purchase shares of common stock is exercised in full.

(5)	No additional registration fee is payable pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

(6)

Represents warrants issuable to H.C. Wainwright & Co., LLC or its designees (the “underwriter warrants”) to purchase a number of shares of common stock equal to 6.5% of the number of shares of common stock (including the number of shares of common stock issuable upon exercise of the pre-funded warrants included in the pre-funded units) being offered at an exercise price equal to 125% of the public offering price per unit. Resales of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, are registered hereby.

(7)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act of 1933, as amended.

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

The Company is filing this registration statement with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This registration statement relates to the public offering of securities contemplated by the Related Registration Statement, as amended, which was originally filed with the SEC on March 19, 2019 and declared effective on April 3, 2019.

We are filing this registration statement for the purpose of registering additional securities of the Company with a proposed maximum aggregate offering price not to exceed $8,144,250. The information set forth in the Related Registration Statement, including all exhibits thereto and all information incorporated by reference therein, is incorporated by reference in this filing.

The required opinions and consents are listed on the exhibit index and filed with this filing.

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed Herewith	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/Reg Number

5.1	Opinion of Haynes and Boone, LLP.	X

23.1	Consent of Marcum LLP, independent registered public accounting firm.	X

23.2	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).	X

24.1	Power of Attorney		Form S-1 (Exhibit 24.1)	04/01/19	333-230395

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, Commonwealth of Massachusetts, on April 3, 2019.

PULMATRIX, INC.

By:	/s/ Robert W. Clarke, Ph.D.
Name: Robert W. Clarke, Ph.D.
Title: Chief Executive Officer and President

Power of Attorney

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Clarke, Ph.D. Robert W. Clarke, Ph.D.	Chief Executive Officer, President and Director (Principal Executive Officer)	April 3, 2019

/s/ William Duke, Jr. William Duke, Jr.	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)	April 3, 2019

* Mark Iwicki	Chairman of the Board of Directors	April 3, 2019

* Steven Gillis, Ph.D.	Director	April 3, 2019

* Michael J. Higgins	Director	April 3, 2019

* Terrance G. McGuire	Director	April 3, 2019

* Amit D. Munshi	Director	April 3, 2019

* Matthew L. Sherman, M.D.	Director	April 3, 2019

* By:	/s/ Robert W. Clarke, Ph.D.

Robert W. Clarke, Ph.D.
Attorney-in-fact